    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL ___, 1997

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                           _________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           _________________________

                              GRAND CASINOS, INC.
             (Exact name of registrant as specified in its charter)


     Minnesota                                        41-1689535
(State or other jurisdiction or                              (IRS Employer
incorporation or organization)                               Identification No.)


                               130 Cheshire Lane
                          Minnetonka, Minnesota  55305
          (Address, including zip code of principal executive offices)

                      ____________________________________

              1991 STOCK OPTION AND COMPENSATION PLAN, AS AMENDED
                              (Full title of plan)
                      ____________________________________

                                Thomas J. Brosig
                                   President
                               130 Cheshire Lane
                          Minnetonka, Minnesota  55305
                                 (612) 449-9092
         (Name, and address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                           Russell F. Lederman, P.A.
                         Maslon Edelman Borman & Brand,
                  a Professional Limited Liability Partnership
                              3300 Norwest Center
                          Minneapolis, Minnesota 55402
                                 (612) 672-8200



                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
TITLE OF EACH CLASS                                  PROPOSED MAXIMUM            PROPOSED MAXIMUM
OF SECURITIES TO BE          AMOUNT TO BE            OFFERING PRICE              AGGREGATE                 AMOUNT OF
REGISTERED                   REGISTERED              PER SHARE(1)                OFFERING PRICE(1)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.01          2,575,000               $ 9 3/4                     $ 25,106,250.00           $  7,607.95
par value per share)         shares
====================================================================================================================================

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on April 3, 1997.

                                   PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

 (a) The contents of Registration Statement on Form S-8 No. 33-54188, filed on November 5, 1992;

 (b) The contents of Registration Statement on Form S-8 No. 33-82936, filed on August 16, 1994;

 (c) The contents of Registration Statement on Form S-8 No. 33-97364, filed on September 26, 1995; and

 (d) The description of Common Stock included under the caption "Securities to be Registered" in its Registration Statement on Form 8-A/A, dated April 14, 1994, including any amendments or reports filed for the purpose of updating such description.

   All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8. Exhibits.

  5. Opinion of Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership.


  23A. Consent of Arthur Andersen LLP.

  23B. Consent of Arthur Andersen LLP.

  23C. Consent of KPMG Peat Marwick LLP.

  23D. Consent of KPMG Peat Marwick LLP.


  23E. Consent of Maslon Edelman Borman & Brand, a Professional Limited
       Liability Partnership (contained in Exhibit 5).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 8, 1997.

                             GRAND CASINOS, INC.


                             By   /s/ Lyle Berman
                               -------------------------
                               Lyle Berman
                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 8th day of April, 1997, by the following persons in the capacities indicated:


Signature                   Title
---------                   -----


/s/ Lyle Berman
--------------------
Lyle Berman                 Chairman of the Board and Chief Executive Officer
                            (Principal Executive Officer)

/s/ Thomas J. Brosig
--------------------
Thomas J. Brosig            President and Director


/s/ Timothy J. Cope
--------------------
Timothy J. Cope             Chief Financial Officer and Secretary (Principal
                            Financial and Accounting Officer)


/s/ Stanley M. Taube
--------------------
Stanley M. Taube            Director and Executive Vice President


/s/ David L. Rogers
--------------------
David L. Rogers             Director

/s/ Neil I. Sell
--------------------
Neil I. Sell          Director


/s/ Morris Goldfarb
--------------------
Morris Goldfarb             Director


/s/ Joel N. Waller
--------------------
Joel N. Waller              Director


/s/ Ronald J. Kramer
--------------------
Ronald J. Kramer            Director

                                EXHIBIT INDEX


Exhibit                                                                 Page
-------                                                                 ----

  5. Opinion of Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership.


23A.    Consent of Arthur Andersen LLP.

23B.    Consent of Arthur Andersen LLP.

23C.    Consent of KPMG Peat Marwick LLP.

23D.    Consent of KPMG Peat Marwick LLP.